Exhibit 10.59

Sales Contract

Between:

MAGE Solar GmbH

An der Bleicherei 15

88214 Ravensburg, Germany

Hereafter referred to as “Buyer”

and

Jinko Solar Import Export Co., Ltd.

Xuri District, Shangrao Economic Development Zone,

Jiangxi Province, China

Hereafter referred to as “Seller”

For the year 2010, the undersigned Seller and Buyer agreed to conduct transaction according to the terms and conditions stipulated below.

The agreement shall be entered into force for the period of 1st May, 2010 to December 31, 2010 with a further notice for 2011 to 2012.

•	Names of goods and specifications:

Type	Quantity Quarterly	Indicated Price/Watt CIF (Euro)	Average Power	Amount/quarter (Euro)
Monocrystalline Solar Modules ****W - ****W Cell: ****mm / 5’’ Matrix: 6 x 12 ****mm	Q1 : **** MW Q2 : **** MW	Mono Modules: **** Poly Modules: **** Prices fixed for May 2010 According the Nominal Power	****W ****W ****W ****W ****W

Polycrystalline Solar Modules ****W – ****W Cell: ****mm / 6’’ Matrix: 6 x 10	Q3 : **** MW
Q4 : ****MW
Total	20 MW

For 2011 to 2012

Type	Quantity Quarterly	Indicated Price/Watt CIF (Euro)	Average Power	Amount/quarter (Euro)
	2011	The price will be discussed in Nov. 2010 and in Nov. 2011
T.B.D.
2012
T.B.D.

****	Confidential material omitted and filed separately with the Commission.

CIF Hamburg

•

The specifications of the modules (****W / ****W / ****W / ****W / ****W / ****W /****W / ****W / ****W / ****W / ****W / ****W / ****W ) – Tolerance range: -0/+5 W ) are subject to the contract and are attached as Appendix I. Any change of the specifications has to be agreed upon by both parties.

•	Mechanical Loading of all modules: **** Pascal.

•

All modules will be equipped with original MC4 (or alternative connectors of type ZJRH 05-6) connectors and a cable length of **** mm for monocrystalline modules ****Wand **** mm for polycrystalline modules and monocrystalline modules ****W.

•	Mage Solar GmbH gives the Seller a 3 Month Forecast, the real specification of the modules will be sent out to the Seller before the goods will be delivered to Chinese Port.

2.	Terms of Payment:

2.1	CIF bonded warehouse Hamburg. The Seller is responsible to hire a bonded warehouse in Europe for up to 1-2 MW storage capacity. FOB is possible if Buyer and Seller mutually agree on that.

2.2	No payment in advance is effective.

2.3	Time of delivery: latest **** days after PO, which will be provided by the Buyer in English.

2.4	The Seller is responsible to hire a bonded warehouse in Europe to store the Buyer’s containers (storage capacity 1 – 2 MW). The costs of the bonded warehouse will be covered by the Seller. The Buyer agrees to pay and pick up the goods within a certain time.

2.5	Payment method:

(1)	For the first payment in May of 2010:

Buyer shall pay to Seller **** % Advance Payment by telegraph transfer within **** working days. The remaining **** % balance of payment shall be paid for each shipment to Seller upon receipt of the shipment to Hamburg port. Payment shall be sent to the Seller not later than **** working days before arrival at Hamburg port. After the shipment the Seller must send the B/L copy without any delay to the Buyer. The original B/L will be sent out to the Buyer by express or the B/L will be telex released to the Buyer as soon as the Seller receive balance payment.

(2)	From June 2010 the payment will be done as follows:

For each shipment the Buyer shall pay to the Seller **** days before the goods arrive in Hamburg port or before picking up the goods from the Seller’s bonded warehouse.

The Seller is obligated to release the containers immediately after receiving the full payment.

****	Confidential material omitted and filed separately with the Commission.

2.6	The total value of each shipment will be calculated according to the nominal power-output of the modules as per commercial invoice.

2.7	If requested by either party, the price can only be adjusted **** days before each quarter, according to market tendencies, after the agreement of two Parties.

The Seller gives the following notice of each shipment latest together with copy B/L:

•	Flash data of each single module (format according to Requirements by Supplier as in Appendix)

•	Packing list (quantity of each module class)

•	Commercial Invoice

•	Certificate of Origin

3.	Packing (Modules)

All goods shall be packed in a way, which prevents damages from dampness, rust, moisture, erosion and shock. Packaging shall be adequate for transport on the ocean and if applicable for shipment by air as well.

The mono **** W modules are packed on 28 pallets, 700 pcs in total for each 40” HQ. The Poly **** W modules are packed on 26 pallets with 624 pcs in total for each 40” HQ. For mono **** W / **** W / **** W the modules are packed on 28 pallets, 560 pcs. in total for each 40” HQ

Additionally, the Seller is obligated to follow the instructions and standards as mentioned in the Requirements for Suppliers as in Appendix.

4.	Warranty

The Seller shall warrant that the performance, quality and specifications of the modules are strictly in conformity with its standard production, descriptions and explanations provided by Seller to Buyer as specified in Appendix II.

5.	Certifications

5.1	The Seller will provide IEC 61215 and IEC61730 certificates granted by TÜV – Germany, UL1703 (and/or other relevant certifications).

5.2	The certifications of IEC61215, IEC61730, TÜV Germany and UL1703 are owned by the Seller.

5.3

The modules will be marketed as OEM products (MAGE SOLAR®, MAGE Powertec® PLUS). The Buyer guarantees that the OEM Certificate provided by the Seller will not be abused (e.g. the Seller’s OEM certificates used for other manufacturer’s products)

****	Confidential material omitted and filed separately with the Commission.

5.4	The Seller guarantees that he doesn’t sell the Modules with the MAGE Powertec® PLUS Logo to other costumers.

(1)	Buyer consigns the commission of the OEM Product to Seller, and Seller agrees to manufacture the OEM Product upon the terms and conditions of this Contract (the “OEM Processing”).

(2)	Seller shall manufacture the OEM Product in accordance with its standard manufacturing specifications unless otherwise requested by Buyer. In the event the Buyer requests special manufacturing specifications for the OEM Product, Buyer shall provide Seller with a written request for special manufacturing specifications, including a bill of materials (“BOM”) as well as quality control standards within five (5) days after the effective Date. The special manufacturing specifications shall be subject to Seller’s acceptance and shall come into effect only upon written confirmation by Seller.

(3)	All orders for the OEM Products shall be in writing, specifying the quantity of the OEM Product and the expected delivery date, and forwarded to Seller at least 14 days prior to the requested delivery date. All orders shall be subject to acceptance by Seller and shall be subject exclusively to this Contract. This Contract shall not be modified or supplemented by any communication, order, or other document from Buyer or Seller unless such communication is in writing, identified as an amendment to this Contract, and subsequently accepted in writing by two Parties.

(4)	Seller shall notify Buyer of each order to be delivered in advance (the “Delivery Notice”) and deliver the OEM Product to the address designated by the Buyer for delivery of the OEM Product, Buyer shall make all necessary arrangements to facilitate delivery of the OEM Product. In the event that Seller is unable to deliver the OEM Product by the confirmed delivery date, Seller shall inform the Buyer of such delay within 10 days prior to the expected delivery date and the Parties shall use their reasonable efforts to reschedule the delivery.

(5)	At delivery, Buyer shall check the type and quantity of the OEM Product delivered and sign the confirmation letter of receipt of Delivery Confirmation Letter, the date of which shall be the “Delivery Date”. After execution of the Delivery Confirmation Letter, Seller shall be deemed to have discharged all obligations under the order so delivered.

(6)	Authorization

Buyer is entitled to sell the OEM Product all around the world.

(7)	Buyer and Seller both agree that the OEM Product shall be manufactured under the OEM Brand. The Seller hereby grants to Buyer a non-exclusive, non-transfer, royalty-free license to use the OEM Brand, and the Seller shall promptly provide samples, specifications and/or instructions thereof for the use of the OEM Brand to Buyer.

(8)	Seller shall manufacture the OEM Product in accordance with its standard manufacturing specifications unless otherwise requested by Buyer. In the event the Buyer requests special manufacturing specifications for the OEM Product, Buyer shall provide Seller with a written request for special manufacturing specifications, including a bill of materials (“BOM”) as well as quality control standards within five (5) days after the effective Date. The special manufacturing specifications shall be subject to Seller’s acceptance and shall come into effect only upon written confirmation by Seller.

(9)	Product

Seller will prepare the OEM Products based on the Purchase Order from Buyer, which shall be agreed by both Parties in written.

(10)	Raw Materials.

Seller is solely responsible for the sourcing of all raw materials and any other supplies for the manufacturing of the OEM Product. Each BOM for the OEM Product shall be made and provided solely by Seller in accordance with the column “Primary BOM” of the table adjacent to this paragraph. No amendment to such BOM shall be made unless agreed upon by both Parties and permitted by relevant certification authorities if applicable. In the event the Buyer requests special manufacturing specifications and BOM for the OEM Product and a particular material is, or becomes unavailable, Seller may, upon written confirmation from the Buyer, source and use a reasonable substitute material for Buyer. All Raw materials must be certified along with the module (TÜV, VDE).

(11)	Inspection

Seller shall enable Buyer to inspect the production of the OEM Product to the Buyer’s designated employees and allow access and inspection to the production workshops of Seller to be used for the production of the OEM Product. Buyer holds the right to access to solar panels related to the OEM Product. Seller shall maintain high quality standards of manufacturing process and high quality of products to be produced for the OEM, and shall perform 100% testing of raw materials, ingots, wafers, solar cells and solar modules at the end of production of each item, and provide a detailed production report in English to Buyer within 3 days before the Delivery Confirmation Letter. Upon execution of the Delivery Confirmation Letter, Buyer shall inspect the delivered OEM Product immediately for any physical or apparent damage. Buyer shall notify Seller in writing of any physical or apparent damage or possible technical or operational damaged to the OEM Product that renders the OEM Product non-functional within 5 business days of the Delivery Date; otherwise, Buyer shall be deemed to have inspected and found the delivered OEM Product free of any damage.

6.	Breach Liability

Buyer shall warrants that it holds good commercial reputation and is in good financial condition, failing of which Buyer shall be fully responsible and compensate Seller’s loss therein provided that Seller cannot obtain any loan and insurance policy due to Buyer’s such failure.

7.	Confidentiality

Both Parties agree to maintain confidentiality concerning the details of this Agreement, except in the event where a disclosure: (i) is necessary for each Party to the financial institutions for the purpose of financing the Agreement; (ii) is required by applicable law either of each Party’s country; (iii) is required by court order or by stock and security regulatory authorities. The Parties shall make provisions that employees and third Parties entrusted with implementing the Agreement are bound to this obligation of secrecy. This also applies to the presentation of this Agreement for legal examinations or audits by legal consultants and tax advisors, investors and banks.

8.	Arbitration

All disputes arising from the execution or in connection with this contract shall be settled through friendly negotiation. If no settlement can be achieved, the parties shall appeal to the International Chamber of Commerce (ICC) for arbitration. The decision of ICC is binding for both parties. The Arbitration place shall be Munich, Germany. In addition, the Arbitration language shall be English. The verdict thereof shall be final and binding to both Parties. The Arbitration fee shall be born by the losing Party.

9.	Force Majeure

No party shall be held responsible for failure of delay to perform all or any part of the contract due to Force Majeure condition, including flood, fire, earthquake, drought, war or any other events, which could not be predicted at the time of the conclusion of the contract, and could not be controlled, avoided or overcome by any party. However, the party affected by the event of Force Majeure shall inform the other Party of its occurrence in written as soon as possible and thereafter send a certificate of the event issued by the relevant authority to the other party but no later than 15 days after its occurrence. If the event of Force Majeure last over 90 days, the relevant parties shall negotiate the performance or the termination of the contract.

10.	Miscellaneous

10.1	This Contract contains the complete agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

10.2	The terms of this Contract may not be amended or waived except in writing executed by the party against which such amendment or waiver is sought to be enforced.

10.3	If any provision of this Contract is determined to be invalid, the validity of the remainder of this Contract shall remain unaffected. The parties agree to replace, to the extent possible, any invalid Provision with a valid Provision that comes as close as possible to the parties original economic intent.

10.4	This Contract shall be governed by and interpreted in accordance with the laws of Germany. Questions which are not expressly settled therein are to be settled in conformity with the laws of Germany.

10.5	Both Parties herewith confirm the receipt of a copy of this Contract executed by both parties.

10.6	This Contract is prepared in two copies only (English Language).

10.7	The Seller will secure that no third party visitor will have access to the Seller’s production site when products of the Buyer are in production. Furthermore the Seller will not grant any third party visitor access to the stock with “Buyer’s products” at the Seller’s production site.

11.	Attachments

Appendix I:     Product Specification

Appendix II:    Limited Warranty

Supplier Specification

Germany:	China:
Mage Solar GmbH	Jinko Solar Import Export Co., Ltd.

/s/ Uwe Hesmert	/s/ Kangping Chen
(Director for Purchasing)	(CEO)

Annex I (Technical Specification)

1. Specifications:

2. Performance tolerance:

3. Product guarantee:

4. Junction Box:

5. Cables:

6. MAGE Powertec PLUS label:

7. Cells:

8. Series No.:

9. Frames:

10. Frames – mounting holes:

11. Glass:

12. Size

Appendix II (Warranty)

1.	Guarantee for PV-Modules

a. Scale of the guarantee for PV-Modules

1.	First, the PV-Module is produced according to each certificate that was shown.

2.	Second, one PV-Module includes frame, glass, cells, cables, junction box and film. If any element shows defect within **** months after order, which are caused by the raw material or production, the guarantee is coming into effect.

The guarantee doesn’t contain the failures, which are caused by production modification without any permission, incorrect handling, incorrect construction, installation, transportation or other outside forces.

The guarantee begins when the product arrives at the stock of the buyer. The Buyer will provide a monthly overview for the Seller showing when the containers arrived at the Buyers warehouse. The exchanged PV-Modules are automatically covered by guarantee for further **** months.

b. The Service of the guarantee for PV-Modules:

After report, the Seller will change or repair the PV-Modules without any delay for free.

2.	Guarantee for Power across the whole Europe

The power of all PV-Modules will stay at min. 90% of flashing testing power, after the PV- Modules leave the factory for **** years.

The power of all PV-Modules will stay at min. 80% of flashing testing power, after the PV-Modules leave the factory for****years.

If the power falls down more than 10% within the **** years or the power falls down more than 20% within **** years, the Seller will exchange or repair the respective solar modules. The power of the new PV-Modules is automatically guaranteed for further ****years (90%) and **** years (80%).

The lost power, which is caused by false construction, installation, operating error or other outside forces, will NOT be guaranteed.

3.	Exclusion of both guarantees:

The above mentioned guarantees will be invalid, if the following was to happen:

•	False construction, which causes errors of PV-Modules and lost power

•	False installation, which causes errors of PV-Modules and lost power

•	Incorrect elements or system configuration

•	Incorrect operation or operation NOT under product conditions

•	NOT allowed repair or switch, by NOT professional workers

•	The system lying in a bad area: less irradiation or dirt on the front glass

•	Natural disaster, such as: hurricane, earthquake, which can’t be controlled

•	Accidents caused: damaged or stolen by persons, damaged by traffic.

****	Confidential material omitted and filed separately with the Commission.

4.	The process of both guarantees

In any case, a detailed description of the problem and a copy of invoice, which includes the product name, product number and order data, are collected by the Buyer. After receiving all documents, the Seller finishes the remaining tasks according to both guarantees.